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                                                                       EXHIBIT 6

                               FIRST AMENDMENT TO
                           INVESTOR RIGHTS AGREEMENT

              THIS FIRST AMENDMENT TO THE INVESTOR RIGHTS AGREEMENT (this "Amendment") is made and entered into as of October 11, 2000, by and among Party City Corporation, a Delaware corporation (the "Company"), Jack Futterman, and each of the other parties whose names appear on the signature pages hereto (such other parties, the "Investors").

                                     RECITAL

              On August 16, 1999, the Company entered into an Investor Rights Agreement (the "IR Agreement") with Tennenbaum & Co., LLC, TCO/Party City, LLC, Goldman, Sachs & Co., Goldman Sachs Credit Partners, L.P., Enhanced Retail Funding, LLC, Richmond Associates, L.P. and Jack Futterman. The parties hereto now desire to amend the IR Agreement in the manner set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the IR Agreement.

              1. AMENDMENT TO SECTION 5.1(a). Section 5.1(a) of the IR Agreement is hereby amended by inserting immediately after the phrase "of any securities of the Company" in clause (i) thereof, the following: "(provided that this clause (i) shall not be construed as limiting the right of any Investor to transfer any Notes (as such term is defined in the Purchase Agreement, and such term to include any new series of Notes issued by the Company to one or more Investors subsequent to August 16, 1999) to any other Investor, and provided further, that from and after August 16, 1999, the Investors may purchase up to an aggregate of 1,500,000 additional shares of Common Stock)."

              2. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective upon its execution by the Company, a Supermajority in Interest of the Investors and a Supermajority in Interest of the Warrantholders.

              3. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the IR Agreement shall remain in full force and effect in accordance with their respective terms.



                  [Remainder of Page Intentionally Left Blank]


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              IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                   PARTY CITY CORPORATION

                                   By:      /s/ THOMAS E. LARSON
                                       -----------------------------------------
                                       Name:   Thomas E. Larson
                                       Title:  CFO


                                            /s/ JACK FUTTERMAN
                                       -----------------------------------------
                                                Jack Futterman



                                   INVESTORS:

                                   SPECIAL VALUE BOND FUND, LLC

                                   By: SVIM/MSM, LLC,
                                       its Managing Member

                                   By: TENNENBAUM & CO., LLC,
                                       its Managing Member

                                   By:    /s/ MICHAEL TENNENBAUM
                                       -----------------------------------------
                                       Name:   Michael Tennenbaum
                                       Title:  Managing Member


                                   SPECIAL VALUE BOND FUND II, LLC

                                   By: SVIM/MSMII, LLC,
                                       its Managing Member

                                   By: TENNENBAUM & CO., LLC,
                                       its Managing Member

                                   By:    /s/ MICHAEL TENNENBAUM
                                       -----------------------------------------
                                       Name:   Michael Tennenbaum
                                       Title:  Managing Member


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                                   SPECIAL VALUE INVESTMENT MANAGEMENT, LLC

                                   By: TENNENBAUM & CO., LLC,
                                       its Managing Member

                                   By:    /s/ MICHAEL TENNENBAUM
                                       -----------------------------------------
                                       Name:   Michael Tennenbaum
                                       Title:  Managing Member


                                   TCO/PARTY CITY, LLC

                                   By: TENNENBAUM & CO., LLC,
                                       its Managing Member

                                   By:    /s/ MICHAEL TENNENBAUM
                                       -----------------------------------------
                                       Name:   Michael Tennenbaum
                                       Title:  Managing Member


                                   GOLDMAN, SACHS & CO.

                                   By:    /s/ KEVIN ULRICH
                                       -----------------------------------------
                                       Name:   Kevin Ulrich
                                       Title:  Authorized Signatory



                                   GOLDMAN SACHS CREDIT PARTNERS, L.P.

                                   By:    /s/ KEVIN ULRICH
                                       -----------------------------------------
                                       Name:   Kevin Ulrich
                                       Title:  Authorized Signatory



                                   ENHANCED RETAIL FUNDING, LLC

                                   By:    /s/ ALAN R. GOLDSTEIN
                                       -----------------------------------------
                                       Name:   Alan R. Goldstein
                                       Title:  CFO & EVP


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                                   CLYDE STREET INVESTMENT, LLC


                                   By:    /s/ RALPH D. DILLON
                                       -----------------------------------------
                                       Name:   Ralph D. Dillon
                                       Title:  Managing Member



                                   RICHMOND ASSOCIATES, L.P.

                                   By: MHM MANAGEMENT, INC.,
                                       its General Partner

                                   By:    /s/ JOHN F. CLAUSEN
                                       -----------------------------------------
                                       Name:   John F. Clausen
                                       Title:  V.P.


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